HEWLETT-PACKARD COMPANY AND SUBSIDIARIES

            Statement Regarding Computation of Per Share Earnings

Registrant's Basic and Diluted Earnings Per Share (in millions except per share amounts)


                                                                   Exhibit 11
                                                                   ----------


                               Three months ended     Nine months ended
                                     July 31                 July 31
                               ------------------      -----------------
                                   1998     1997          1998      1997


Basic earnings per share

Net earnings                     $  621   $  617        $2,235    $2,313

Number of shares on which basic
 earnings per share is based:

Weighted average common shares
 outstanding during the period    1,035    1,031         1,039     1,022

Basic earnings per share         $ 0.60   $ 0.60        $ 2.15    $ 2.26
                                 ======   ======        ======    ======

Diluted earnings per share

Net earnings                     $  621   $  617        $2,235    $2,313
  Adjustment for interest
   expense, net                       6        -            19         -
                                  -----    -----        ------    ------

 Net earnings, adjusted          $  627   $  617        $2,254    $2,313

Number of shares on which diluted
 earnings per share is based:

Weighted average common shares
 outstanding during the period    1,035    1,031         1,039     1,022

Weighted average dilutive
 potential common shares:
   Stock options                     31       29            32        29

   Convertible zero-coupon notes
    due 2017                         10        -            10         -

Number of shares and equivalents
 on which diluted earnings per
 share is based                   1,076    1,060         1,081     1,051

Diluted earnings per share       $ 0.58   $ 0.58        $ 2.09    $ 2.20
                                 ======   ======        ======    ======

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